SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2004

CHAMPION ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Michigan	1-9751	38-2743168

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

(Address of principal executive offices)

Registrant’s telephone number, including area code: (248) 340-9090

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On October 21, 2004, Champion Enterprises, Inc. issued a press release announcing its financial results for the third quarter ended October 2, 2004. This press release is being furnished pursuant to Item 2.02 of Form 8-K. The full text of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The registrant’s press release issued October 21, 2004 contains a table that reconciles net income (loss) and includes a subtotal of pretax internal operating results, which excludes a mark-to-market charge for a stock warrant, debt retirement (loss) gain, restructuring reversal (charges), income tax (expense) benefit, and (loss) income from discontinued operations. Management believes that pretax internal operating results, which exclude non-cash capital structure related items, restructuring reversal (charges), income taxes, and discontinued operations, is useful in understanding the results of its core operations of producing and selling factory-built housing.

Item 9.01. Financial Statements and Exhibits.

     Exhibits.

Exhibit
Number

99.1	Press Release dated October 21, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION ENTERPRISES, INC.

/s/ Phyllis A. Knight

Phyllis A. Knight, Executive Vice President and Chief Financial Officer

Date: October 21, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 21, 2004